UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 2, 2011 (September 1, 2011)

SURNA INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-54286
(Commission File No.)

1103 United Success Commercial Centre
508 Jaffe Road
Causeway Bay, Hong Kong
(Address of principal executive offices and Zip Code)

852-3721-3668
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On August 10, 2011, we reported that we entered into a Share Exchange Agreement (the “Agreement”) with Surna Media Inc., a British Virgin Island corporation (“SMI”) and its shareholders wherein we agreed to exchange 20,000,000 restricted shares of our common stock for all of the issued and outstanding shares of common stock of SMI. SMI owns 100% of Surna Hongkong Limited, a Hong Kong limited company (“Surna Hongkong”), which in turn owns 100% of Flying Cloud Information Technology Co. Ltd., an enterprise organized in Pudong, Shanghai under the laws of the People’s Republic of China (“Flying Cloud”).  SMI and its wholly owned subsidiary entities are engaged in the business of developing web and mobile games and social networks. Closing will occur upon satisfaction of certain conditions precedent as set forth in paragraph no. 4 of the Agreement. SMI is controlled by Lim Clarke & Co Limited, which is owned and controlled by Richard Clarke, our president and a director and by Cherry Ping-Wai LIM, one of our directors.

On September 1, 2011, the parties to the foregoing agreement completed the terms thereof which resulted in our acquisition of SMI and its subsidiary entities Surna Hongkong and Flying Cloud. On said date we issued 20,000,000 restricted shares of common stock to shareholders of Surna Media in exchange for all of their shares of SMI. SMI thereby became our wholly owned subsidiary corporation.

ITEM 2.01	COMPLETION OF ACQUISTION OR DISPOSITION OF ASSETS.

On August 10, 2011, we reported that we entered into a Share Exchange Agreement (the “Agreement”) with Surna Media Inc., a British Virgin Island corporation (“SMI”) and its shareholders wherein we agreed to exchange 20,000,000 restricted shares of our common stock for all of the issued and outstanding shares of common stock of SMI.  SMI owns 100% of Surna Hongkong Limited, a Hong Kong limited liability company which in turn owns 100% of Flying Cloud Information Technology Co. Ltd., an enterprise organized in Pudong, Shanghai under the laws of the People’s Republic of China.  SMI and its wholly owned subsidiary entities are engaged in the business of developing web and mobile games and social networks. Closing will occur upon satisfaction of certain conditions precedent as set forth in paragraph no. 4 of the Agreement. Media is controlled by Lim Clarke & Co Limited, which is owned and controlled by Richard Clarke, our president and a director and by Cherry Ping-Wai LIM, one of our directors.

On September 1, 2011, the parties to the foregoing agreement completed the terms thereof which resulted in our acquisition of SMI, which owns 100% of Surna Hongkong Limited, which in turn owns 100% of Flying Cloud Information Technology Co. Ltd.  On said date we issued 20,000,000 restricted shares of common stock to interest owners of SMI in exchange for all of their interest in SMI. SMI thereby became our wholly owned subsidiary entity.

ITEM  3.02     UNREGISTERED SALE OF EQUITY SECURITIES.

On September 1, 2011, we issued 20,000,000 restricted shares of our common stock to owners of SMI in exchange for all of the issued and outstanding ownership interests of SMI.  The 20,000,000 restricted shares of our common stock were issued pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended, in that the transaction took place outside the United States of America with non-US persons.

ITEM 9.01      EXHIBITS.

(a)       Financial statements of business acquired

(4)        Financial statements required by this item will be filed by amendment not later than 71 calendar days from September 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 2nd day of September, 2011.

SURNA INC.

BY:	RICHARD CLARKE
Richard Clarke, President